UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2012

EURO SOLAR PARKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-1478176	26-3866816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

354 Route 17 South, Ste. 23 Upper Saddle River, N.J.	07458
(Address of Principal Executive Offices)	(Zip Code)

+1 (201) 377-0477

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.  Corporate Governance and Management

Item 5.02.  Departure of Directors and Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2012, Lars Patrik Akesson was appointed as a director of the Company.

Lars Patrik Akesson, age 47, was appointed as the Company’s Director for Relationship and Collaboration Management (RCM).

In this role he will assist the Company’s CEO in the area of business development and will be responsible for the Company’s relationship management with its global client base and partner network.

Since 2010, Mr. Akesson has been working as an independent management consultant, providing marketing and brand management advisory services to clients within the tourism, leisure and hospitality industry.

From 2002 to 2009, he served as the General Manager of a Scandinavian first-class restaurant operation.

Prior to his appointment to General Manager, he worked for more than 14 years for the Radisson SAS Hotels & Resorts Group, where he held several leadership and management positions throughout the Group’s international hotel and resort operations.

Mr. Akesson holds a Diploma from the Värnhem Hotel and Restaurant School of Malmö, Sweden, and attended several Post Diploma Courses in Business Administration and Accounting. He fluently speaks Swedish and English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

EURO SOLAR PARKS, INC.

Dated: July 19, 2012	By:	/s/ Steven Huynh
Steven Huynh
Chief Executive Officer

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